 As filed with the Securities and Exchange Commission on November 22, 1995

                                                  Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-3
                             Registration Statement
                                     Under
                           The Securities Act of 1933
                             ______________________

                       MATTHEWS INTERNATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           PENNSYLVANIA                                       25-0644320
   (State or other jurisdiction                            (I.R.S Employer
 of incorporation or organization)                        Identification No.)
                             ______________________

                             TWO NORTHSHORE CENTER
                        PITTSBURGH, PENNSYLVANIA  15212
                                (412) 442-8200
               (Address, including zip code and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                            JAMES L. PARKER, ESQUIRE
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                       MATTHEWS INTERNATIONAL CORPORATION
                             TWO NORTHSHORE CENTER
                        PITTSBURGH, PENNSYLVANIA  15212
                                (412) 442-8200
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                             ______________________

                  Please send copies of all communications to:

                       Pasquale D. Gentile, Jr., Esquire
                            Reed Smith Shaw & McClay
                             James H. Reed Building
                                435 Sixth Avenue
                             Pittsburgh, PA  15219
                                 (412) 288-4112
                             ______________________

 Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
 following box.  [   ]

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]
                             _______________________

                         CALCULATION OF REGISTRATION FEE
 ---------------------------------------------------------------------------
  Title of each                       Proposed     Proposed
    class of                           maximum      maximum
   securities            Amount       offering     aggregate      Amount of
      to be               to be       price per    offering     registration
   registered          registered     share (1)    price (1)         fee
 ---------------------------------------------------------------------------
 Class A
 Common Stock,
 par value
 $1.00 per share     800,000 shares    $19.50     $15,600,000      $5,380
 ---------------------------------------------------------------------------
 (1) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c), based on the average of the high and low sales prices of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. for November 20, 1995 as quoted in THE WALL STREET JOURNAL.
                             _______________________

 The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
 Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                         SUBJECT TO COMPLETION
                         PRELIMINARY PROSPECTUS DATED NOVEMBER 22, 1995


 PROSPECTUS

                                 800,000 SHARES
                       MATTHEWS INTERNATIONAL CORPORATION
                              CLASS A COMMON STOCK

 This Prospectus relates to an aggregate offering of 800,000 shares of the Class A Common Stock, par value $1.00 per share (the "Class A Stock"), of Matthews International Corporation (the "Company"), a Pennsylvania corporation. Of the 800,000 shares of Class A Stock offered hereby, 600,000 shares are being offered by James L. Parker, Senior Vice President, General Counsel and Secretary of the Company, 100,000 shares are being offered by William M. Hauber, Chairman of the Board of the Company, and 100,000 shares are being offered by Thomas N. Kennedy, Senior Vice President, Chief Financial Officer and Treasurer of the Company (collectively, the "Selling Shareholders"). All of the Selling Shareholders are Directors of the Company.

 The Company has two classes of common stock, the Class A Stock offered hereby and Class B Common Stock, par value $1.00 per share (the "Class B Stock" and, collectively with the Class A Stock, the "Common Stock"), which is owned by employees and former employees of the Company. The rights of holders of Class A Stock and Class B Stock are identical, except for voting rights and for transfer restrictions and exchange privileges on the Class B Stock. Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock and Class B Stock vote together as a single class except as required by law. At present, holders of Class A Stock own approximately 55.1% of the outstanding Common Stock and have approximately 10.9% of the voting power of the outstanding Common Stock. Class B Stock is not generally transferable except to the Company or an employee, but is exchangeable for Class A Stock on a share-for-share basis.

 The sale of the Class A Stock offered hereby is expected to be made by the Selling Shareholders through a broker or dealer to one or more institutional investors in negotiated transactions based upon market price, but may also be made by other methods (see "Plan of Distribution"). The Class A Stock is traded on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") under the symbol "MATW". On November 20, 1995, the closing sale price, as reported on the NASDAQ National Market System, for the Class A Stock was $19.25 per share.

 The shares are being sold by the Selling Shareholders to raise cash to be used for personal purposes. The Company will not receive any proceeds from the sale of the shares. The expenses of the offering are to be paid by the Selling Shareholders.

 For a discussion of certain factors which should be considered by potential investors, see "Special Considerations."
                             _______________________


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             _______________________


 No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Shareholders or any other person. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the Class A Stock to which it relates, or an offer to or solicitations of any person in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.
                             _______________________


                The date of this Prospectus is November __, 1995.

                              AVAILABLE INFORMATION

 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the reports and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

 The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Class A Stock offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information about the Company and the Class A Stock offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

 The following documents filed by the Company (File Nos. 0-9115 and 0-24494) with the Commission pursuant to Section 13(a) of the Exchange Act are incorporated herein by reference:

 (a) Annual report on Form 10-K for the fiscal year ended September 30, 1994;

 (b) Quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 1994, March 31, 1995 and June 30, 1995;

 (c)  A current report on Form 8-K dated February 21, 1995; and

 (d) The description of the Company's Class A Stock set forth in the Company's filed Registration Statement on Form 8-A dated July 8, 1994, including any amendment or report filed for the purpose of updating such description.

 All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

 The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the information that is incorporated by reference in this Prospectus, except that exhibits to information incorporated by reference in this Prospectus need not be furnished, unless the exhibits are specifically incorporated by reference into the information that this Prospectus incorporates by reference. Any request should be directed to James L. Parker, Senior Vice President, Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212. The Company's telephone number is (412) 442-8200.


                                   THE COMPANY

 The Company was founded in 1850 and incorporated in Pennsylvania in 1902, and is a designer, manufacturer and marketer of custom-made products which are used to identify people, places, products and events. The Company's products and operations are comprised of three business segments: Bronze, Graphic Systems and Marking Products. The Bronze segment is a leading manufacturer of cast bronze memorial products used primarily in cemeteries. The Graphic Systems segment manufactures and provides custom identification-related products and services used by the corrugated packaging industry and the flexible packaging industry. The Marking Products segment designs, manufactures and distributes a wide range of equipment and consumables used by customers to mark or identify various consumer and industrial products, components and packaging containers.

 Sales in the United States account for over 80% of the Bronze segment's revenues. Principal customers for memorial products are cemeteries, memorial parks and monument dealers, which in turn sell the Company's products to the consumer. The Graphic Systems segment customer base consists of packaging industry manufacturers and "national accounts." National accounts are generally large, well-known consumer goods companies with a national presence that purchase their printing plates directly.
 These companies then provide their printing plates to the packaging industry manufacturer of their choice. The principal customers for the Company's Marking Products segment include food processors, metal fabricators and manufacturers of textiles, plastic and rubber products. A large percentage of the segment's sales are outside the United States and are distributed through Company subsidiaries in Canada, Australia, Sweden, German, Italy and France.

 The Company's executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212 (telephone number (412) 442-8200).


                              SELLING SHAREHOLDERS

 Of the 800,000 shares of the Company's Class A Stock being offered, 600,000 are being offered by James L. Parker, 100,000 shares are being offered by William M. Hauber and 100,000 shares are being offered by Thomas N. Kennedy.

 At present, James L. Parker beneficially owns 717,760 shares of Class A Stock and Class B Stock, constituting approximately 8.1% percent of the Company's issued and outstanding Common Stock, William M. Hauber beneficially owns 473,675 shares of Class A Stock, constituting approximately 5.4% of the Company's issued and outstanding Common Stock and Thomas N. Kennedy beneficially owns 145,490 shares of Class A Stock and

 Class B Stock, constituting approximately 1.6% percent of the Company's issued and outstanding Common Stock. Each of the Selling Shareholders will convert any Class B Stock being sold hereby into Class A Stock prior to the sale.

 After the sale of the shares being offered, Mr. Parker will beneficially own 117,760 shares of Class B Stock, constituting approximately 1.3% of the Company's issued and outstanding Common Stock, Mr. Hauber will beneficially own 373,675 shares of Class A Stock, constituting approximately 4.2% of the Company's issued and outstanding Common Stock and Mr. Kennedy will beneficially own 45,490 shares of Class B Stock, constituting approximately 0.5% of the Company's issued and outstanding Common Stock.


                             SPECIAL CONSIDERATIONS

 A prospective investor should consider all the information contained in this Prospectus in deciding whether to purchase shares of Class A Stock and should further consider that the sale of a large block of stock of the Company by two of the executive officers of the Company and the Chairman of the Board could have a negative effect on the market price of the Class A Stock.


                                 USE OF PROCEEDS

 The Company will not receive any proceeds from the sale of shares of Class A Stock by the Selling Shareholders.


                              PLAN OF DISTRIBUTION

 The Selling Shareholders presently plan to sell all of the Class A Stock offered hereby through a broker or dealer to one or more institutional investors in negotiated transactions based upon market price.
 Alternatively, sales may be made from time to time by the Selling Shareholders in the over-the-counter market or in negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Shares may be sold by the Selling Shareholders by one or more of the following: (i) a block trade in which a broker or dealer, engaged for the purpose, will attempt to sell the shares as agent but may position and resell a portion of the block as principal for its own account pursuant to this Prospectus to facilitate the transaction, (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus,
 (iii) special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with applicable rules and
 (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

 In effecting sales, brokers or dealers engaged by a Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts negotiated between them. The Selling Shareholders and such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of Securities Act of 1933, as amended, in connection with sales hereunder and any profits realized or commission received may be deemed underwriting compensation.

                                     EXPERTS

 The financial statements incorporated in this Prospectus by reference from the Company's annual report on Form 10-K for the year ended September 30, 1994, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL OPINION

 The validity of the Class A Stock registered hereby has been passed upon for the Company and the Selling Shareholders by Reed Smith Shaw & McClay, 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219 and James L. Parker, General Counsel of the Company. Mr. Parker is a Selling Shareholder.

                                     PART II
                      INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 The estimated expenses in connection with the distribution of the securities being registered (other than underwriting discounts and commissions, if any) are as follows:

 SEC registration fee                                                $ 5,380
 Accounting fees and expenses                                          2,000
 Legal fees and miscellaneous                                          5,000
                                                                      ------
 Total                                                               $12,380
                                                                      ======

 All the above amounts are estimated except the SEC registration fee. All the expenses are to be paid by the Selling Shareholders in proportion to the number of shares sold for the account of each Selling Shareholder.


 ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 1. PROVISIONS OF THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988 (THE "BCL"). Section 1741 of the BCL provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

 Section 1742 of the BCL provides that a corporation shall (subject to the provisions described in the succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

 Section 1744 of the BCL provides that any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

 (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

 (2) If such a quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

 (3)  By the shareholders.

 Notwithstanding the above, Section 1743 of the BCL provides that to the extent that a director, officer, employee or agent of the corporation is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1741 or Section 1742, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by such person in connection therewith.

 Section 1746 of the BCL provides that the rights to indemnification provided by or granted pursuant to the above sections shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, both as to actions in his official capacity and as to action in another capacity while holding that office.

 Section 1747 of the BCL provides that a Pennsylvania business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the director, officer, employee or agent against such liability under the foregoing provisions. Section 1747 declares such insurance to be consistent with the public policy of the Commonwealth of Pennsylvania.

 2. DIRECTORS' LIABILITY. Act No. 145 of the General Assembly of the Commonwealth of Pennsylvania, effective January 27, 1987 (the "Directors'

 Liability Act") provides that the rights to indemnification provided by Sections 1741-1750 of the BCL (see No. 1 above) shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or directors or otherwise, and that rights to indemnification may be granted by a corporation under any by-law, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation, provided, however, that no rights to indemnification may be provided in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Directors' Liability Act also provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by a corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer, director, employee or agent to repay the amount advised if it shall ultimately be determined that the officer, director, employee or agent is not entitled to be indemnified by the corporation. The provisions of the Directors' Liability Act do not, however, apply (i) to the liability of a director under any criminal statute or for the payment of taxes, pursuant to Federal, state or local law or
 (ii) to any claim against a director arising out of his role as an officer or any other capacity except as a director, and they may not apply to liability imposed on a director by the Federal securities laws or other Federal statutes. Also, while the provisions accord the directors protection from awards of monetary damages for breaches of the duty of care to the Company or its subsidiaries, they do not eliminate the duty of care of the directors as such. Therefore, the provisions do not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care.

 3. INDEMNIFICATION ARTICLE. In implementation of the above-stated provisions of Pennsylvania law, the Company's shareholders adopted an amendment to restate Article EIGHTH to the Company's Articles of Incorporation (the "Indemnification Article") which provides that, except as prohibited by law every Director and officer of the Company is entitled as of right to be indemnified by the Company against expenses and any liabilities incurred by such person in connection with any actual or threatened claim, action, suit or proceedings, whether civil, criminal administrative, investigative or other, or whether brought by or in the right of the Company or otherwise, in which the Director or officer may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of the Director or officer being or having been a Director or officer of the Company or a subsidiary of the Company or by reason of the fact that the Director or officer is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, employee benefit plan or other entity. The rights to indemnification do not, however, apply (i) where any act or failure to act giving rise to a claim for indemnification for expenses or liability is determined by a court to have constituted willful misconduct or recklessness or (ii) where Federal law would prohibit such indemnification, and in an action brought by a Director or officer against the Company, the Director or officer is only entitled to indemnification for expenses in certain circumstances. Each Director and officer is also entitled as of right to have his expenses in defending an action paid in advance by the Company prior to final disposition of the action, provided the Company receives a written undertaking by or on behalf of the Director or officer to repay the amount advanced if it should ultimately be determined that the Director or officer is not entitled to be indemnified. In addition, rights to partial indemnification for expenses and liability are provided in certain circumstances, and a procedure is established under which a Director or officer may bring an action against the Company if a written claim for indemnification or advancement of expenses is not paid by the Company in full within 30 days after the claim has been presented. The Director or officer is also entitled to advancement of expenses in this proceeding.

 Under the Indemnification Article, the Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means to ensure the payment of all sums required to be paid by the Company to effect the indemnification provided by the Indemnification Article. The Company may also purchase and maintain insurance to protect itself and any Director or officer against any expenses or liability incurred in connection with any action, whether or not the Company would have the power to indemnify the Director or officer against the expenses or liability by law or under the Indemnification Article.

 The rights to indemnification and advancement of expenses provided by the Indemnification Article are also not deemed exclusive of any other rights, whether existing or created after the adoption of the Indemnification Article, to which a Director or officer may be entitled under any agreement, provision in the Articles or By-Laws of the Company, vote of shareholders or Directors or otherwise; and the rights to indemnification and advancement of expenses continue as to each Director or officer who has ceased to have the status pursuant to which he was entitled to indemnification and insure to the benefit of the heirs and legal representatives of the Director of officer. Any amendment or repeal of the Indemnification Article or adoption of any By-Law or other provision of the Articles which has the effect of limiting in any way the rights provided by the Indemnification Article will operate prospectively only and will not affect any action taken, or failure to act, by a Director or officer prior to such amendment, repeal, By-Law or other provision becoming effective.

 4. DIRECTOR AND OFFICER LIABILITY INSURANCE. As permitted by Section 1747 of the BCL (see No. 1 above), the Company has purchased Director and officer liability insurance covering its Directors and officers with respect to liability which they may incur in connection with their serving as such. Under the insurance, the Company will receive reimbursement for amounts as to which the Directors and officers are indemnified under the Indemnification Article (see No. 3 above). The insurance may also provide certain additional coverage for the Directors and officers against certain liability even though such liability is not subject to indemnification under the Indemnification Act.

 ITEM 16.  EXHIBITS

 Exhibit
   No.      Description
 -------    -----------
   4.1      Restated Articles of Incorporation of the Company, filed as
            Exhibit 3.1 to the Company's annual report on Form 10-K for the fiscal year ended September 30, 1994, and incorporated herein by reference

   4.2      By-Laws of the Company, as amended and restated effective
            July 20, 1994, filed as Exhibit 3.2 to the Company's annual report on Form 10-K for the fiscal year ended September 30, 1994, and incorporated herein by reference

   5.1 Opinion of Reed Smith Shaw & McClay as to the legality of the shares being registered, including consent, filed herewith

   5.2 Opinion of James L. Parker, Esq. as to the legality of the shares being registered, including consent, filed herewith

  23.1 Consent of Reed Smith Shaw & McClay (included in Exhibit 5.1 above)

  23.2      Consent of James L. Parker, Esq. (included in Exhibit 5.2 above)

  23.3      Consent of Coopers & Lybrand L.L.P., filed herewith

  24.1      Power of Attorney (filed herewith as part of signature page)


 ITEM 17.  UNDERTAKINGS

 (a)  RULE 415 OFFERING

 The undersigned registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

 (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


 (b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


 (h)  REQUEST FOR ACCELERATION OF EFFECTIVE DATE

 Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described under Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


 Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on November 21, 1995.

                                   MATTHEWS INTERNATIONAL CORPORATION



                                   By            David M. Kelly
                                      -------------------------------------
                                                 David M. Kelly
                                      President and Chief Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 21, 1995.

 Know All Men By These Presents that each person whose signature appears below constitutes and appoints David M. Kelly and James L. Parker, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

             SIGNATURE                                     TITLE


         William M. Hauber                         Chairman of the Board
 ---------------------------------
         William M. Hauber


          David M. Kelly                       President and Chief Executive
 ---------------------------------             Officer (Principal Executive
          David M. Kelly                                  Officer)


       Geoffrey D. Barefoot                               Director
 ---------------------------------
       Geoffrey D. Barefoot


         William A. Coates                                Director
 ---------------------------------
         William A. Coates

             SIGNATURE                                     TITLE


         David J. DeCarlo                                 Director
 ---------------------------------
         David J. DeCarlo


         Thomas N. Kennedy                     Senior Vice President, Chief
 ---------------------------------            Financial Officer and Treasurer
         Thomas N. Kennedy                   (Principal Financial Officer and
                                             Principal Accounting Officer and
                                                          Director


                                                          Director
 ---------------------------------
         George C. Oehmler


        John P. O'Leary, Jr.                              Director
 ---------------------------------
        John P. O'Leary, Jr.


          James L. Parker                                 Director
 ---------------------------------
          James L. Parker


        William J. Stallkamp                              Director
 ---------------------------------
        William J. Stallkamp

                       MATTHEWS  INTERNATIONAL CORPORATION
                       Registration Statement on Form S-3

                                  EXHIBIT INDEX
                    (Pursuant to Item 601 of Registration S-K)


 Exhibit No.      Description and Method of Filing

    4.1           Restated Articles of Incorporation of the Company, filed as
                  Exhibit 3.1 to the Company's annual report on Form 10-K for the fiscal year ended September 30, 1994, and incorporated herein by reference

    4.2 By-Laws of the Company, as amended and restated effective July 20, 1994, filed as Exhibit 3.2 to the Company's annual report on Form 10-K for the fiscal year ended September 30, 1994, and incorporated herein by reference

    5.1 Opinion of Reed Smith Shaw & McClay as to the legality of the shares being registered, including consent, filed herewith

    5.2 Opinion of James L. Parker, Esq. as to the legality of the shares being registered, including consent, filed herewith

   23.1           Consent of Reed Smith Shaw & McClay (included in
                  Exhibit 5.1 above)

   23.2 Consent of James L. Parker, Esq. (included in Exhibit 5.2 above)

   23.3           Consent of Coopers & Lybrand L.L.P., filed herewith

   24.1 Power of Attorney (filed herewith as part of signature page)